Exhibit 10.51

AMYLIN PHARMACEUTICALS, INC.
2009 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Award Agreement (the “Agreement”) (collectively, the “Award”) and in consideration of your services rendered or to be rendered, as applicable, Amylin Pharmaceuticals, Inc. (the “Company”) has granted you a Restricted Stock Unit Award under its 2009 Equity Incentive Plan (the “Plan”).  Capitalized terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or the Plan, as applicable.

The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.                                      GRANT OF THE AWARD.    This Award represents the right to be issued on a future date the number of shares of the Company’s Common Stock as indicated in the Grant Notice.  As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of shares of Common Stock subject to the Award.  This Award was granted in consideration of your services to the Company.  Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of the Award, the vesting of the shares or the delivery of the underlying Common Stock.

2.                                      VESTING.  Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting criteria provided in the Grant Notice, provided that no shares will vest following a termination of your Continuous Service.  Upon such termination of your Continuous Service, the Award shall terminate and the shares credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such underlying shares of Common Stock or the Award.

3.                                      NUMBER OF SHARES.

(a)                                  The number of shares of Common Stock subject to your Award as referenced in your Grant Notice may be adjusted from time to time for capitalization adjustments, as set forth in Section 11 of the Plan.

(b)                                  Any shares, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other shares covered by your Award.

(c)                                  Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 3.  The Board shall, in its discretion, determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in this Section 3.

4.                                      SECURITIES LAW COMPLIANCE.  Notwithstanding anything to the contrary contained herein, you may not be issued any shares of Common Stock under your Award unless the shares of Common Stock are either then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5.                                      LIMITATIONS ON TRANSFER.  Your Award is not transferable, except by will or by the laws of descent and distribution.  In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Common Stock subject to the Award until the shares are issued to you in accordance with Section 6 of this Agreement.  After the shares have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein and applicable securities laws.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock to which you were entitled at the time of your death pursuant to this Agreement.

6.                                      DATE OF ISSUANCE.

(a)                                  The Company will deliver to you a number of shares of the Company’s Common Stock equal to the number of vested shares subject to your Award, including any additional shares received pursuant to Section 3 above that relate to those vested shares, but less any number of shares withheld or sold to satisfy tax withholding obligations pursuant to Section 12, on the applicable vesting date(s), subject to any delay in issuance as necessary to satisfy the tax withholding obligations as further provided in Section 12(c).  However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day.

(b)                                  Notwithstanding the foregoing, the following provisions shall apply if the Grant Notice provides that you are permitted under the terms of the Grant Notice to elect to defer delivery of the shares to be issued in respect of your Award beyond the vesting date in accordance with this Section 6(b):

(i)                                    If you elect to defer delivery of such shares of Common Stock to be issued in respect of your Award beyond the vesting date under the Company’s 2001 Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”), then the Company will not deliver such shares on the vesting date or dates provided in your Grant Notice and subject to the foregoing provisions, but will instead deliver such shares to you on the date or dates that you so elect, subject to the terms and conditions of the Deferred Compensation Plan (the “Settlement Date”).  If you elect to defer delivery of the shares subject to your Award under the Deferred Compensation Plan, the shares subject to your Award are subject to all the applicable terms and conditions of the Deferred Compensation Plan, which shall control in the event of any discrepancy between the terms of the Deferred Compensation Plan and the Grant Notice, this Agreement or the Plan.

(ii)                                Notwithstanding anything to the contrary set forth in the Plan, in the event of a corporate transaction described in Section 11(c) of the Plan that is not a 409A Change of Control, then subject to the Company’s discretion related to termination of the Deferred Compensation Plan and outstanding deferrals pursuant to Article 10 thereof, the surviving or acquiring corporation (or its parent company) (the “Acquiring Entity”) must either assume, continue or substitute your Award, and shares subject to your Award that vest, if any, shall be issued to you by the Acquiring Entity in accordance with the terms of this Agreement and your deferral election.  For such purposes, a “409A Change in Control” is a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Code Section 409A(a)(2)(A)(v) and applicable guidance thereunder.

(iii)                            In the event that you have a Separation From Service that is not a termination of your Continuous Service, then any unvested shares subject to your Award that vest following your Separation From Service will be issued to you in accordance with the provisions of Section 6(a) and 6(b).  “Separation From Service” has the meaning set forth in Section 409A(a)(2)(A)(i) of the Code and applicable guidance thereunder.

7.                                      EXECUTION OF DOCUMENTS.  You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement.  You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award.

8.                                      IRREVOCABLE POWER OF ATTORNEY.  You constitute and appoint the Secretary of the Company as attorney-in-fact and agent to transfer said Common Stock on the books of the Company with full power of substitution in the premises, and to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.  This is a special power of attorney coupled with an interest (specifically, the Company’s underlying security interest in retaining the shares of Common Stock in the event you do not perform the associated services for the Company), and is irrevocable and shall survive your death or legal incapacity.  This power of attorney is limited to the matters specified in this Agreement                                                                .

9.                                      DIVIDENDS.   You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a capitalization adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.

10.                               RESTRICTIVE LEGENDS.  The certificates representing the Common Stock shall have endorsed thereon appropriate legends as determined by the Company.

11.                               AWARD NOT A SERVICE CONTRACT.  Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment.  In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

12.                               WITHHOLDING OBLIGATIONS.

(a)                                  On or before the time the shares subject to your Award vest and/or you receive a distribution of shares pursuant to your Award, or at any time thereafter as requested by the Company, you may satisfy any federal, state, local or foreign tax withholding obligation relating to your Award by any of the following means by making an appropriate election via your E*Trade account: (i) tendering a cash payment that covers your tax withholding obligation by depositing such cash payment into your E*Trade account on or before the date your Award vests; or (ii) pursuant to a “same-day sale” procedure under a Regulation T Program conducted with the assistance of a brokerage firm, whereby you may elect to either: (A) sell all the shares subject to your Award, or (B) sell only a number of shares subject to the Award as is necessary to satisfy the tax withholding obligation.

(b)                                  If you do not make an election via your E*Trade account on or prior to the date your Award vests regarding the method of satisfaction of your tax withholding obligation, then your tax withholding obligation will be automatically satisfied pursuant to a “same-day sale” procedure under a Regulation T Program conducted with the assistance of a brokerage firm whereby a number of shares as necessary to satisfy the tax withholding obligation will be sold, and the remaining shares subject to your Award will be deposited into your E*Trade account.

(c)                                  If you timely elect to satisfy your tax withholding obligation via tendering a cash payment as provided above, but as of the date your Award vests there are insufficient funds in your E*Trade account to cover the tax withholding obligation, you will have an additional limited grace period within which you may deposit funds as necessary to cover your tax withholding obligation which will expire upon the earlier of: (A) five business days following the vesting date of the Award, or (B) December 19th of the calendar year in which your Award vests (the “Grace Period Expiration Date”).  On the first business day following the Grace Period Expiration Date, to the extent that there are still insufficient funds in your E*Trade account to cover the tax withholding obligation, then such tax withholding obligation will be automatically satisfied pursuant to a “same-day sale” procedure under a Regulation T Program conducted with the assistance of a brokerage firm whereby a number of shares as necessary to satisfy the tax withholding obligation will be sold, and the remaining shares subject to your Award will be deposited into your E*Trade account.

(d)                                  Notwithstanding anything to the contrary set forth herein, in the event that (i) you are subject to the Company’s policy permitting officers and directors to sell shares only during certain “window” periods, in effect from time to time or you are otherwise prohibited from selling shares of the Company’s Common Stock in the public market and any shares covered by your Award are scheduled to be delivered on a day that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, or does not occur on a date when you are otherwise permitted to sell shares of the Company’s common stock on the open market, and (ii) you have not tendered a cash payment in satisfaction of the tax withholding obligation, then in lieu of satisfying your tax withholding obligation via a “same-day sale” procedure under a Regulation T Program, the Company will satisfy such tax withholding obligation by withholding from the shares otherwise issuable to you in connection with your Award, and will issue you the remaining shares in settlement of your Award on such date.

(e)                                  Unless the tax withholding obligations of the Company or any Affiliate are timely satisfied as reasonably determined by the Company, the Company shall have no obligation to issue a certificate for such shares and any such shares shall be automatically reacquired by the Company for no consideration.

13.                               UNSECURED OBLIGATION.  Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to this Agreement.  You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 6 of this Agreement.   Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company.  Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

14.                               TAX CONSEQUENCES.  You have reviewed with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  You are relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

15.                               OTHER DOCUMENTS.  You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus.  In addition, you acknowledge receipt of the Company’s policy permitting officers and directors to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

16.                               NOTICES.  Any notice or request required or permitted hereunder shall be given in writing to each of the other parties hereto and shall be deemed effectively given on the earlier of (a) the date of personal delivery, including delivery by express courier, or (b) the date that is five days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed at the following addresses, or at such other address(es) as a party may designate by ten days’ advance written notice to each of the other parties hereto:

COMPANY:                                                                                                                       Amylin Pharmaceuticals, Inc.
9360 Towne Centre Drive
San Diego, CA  92121

Attn: Secretary of the Company

YOU:                                                                                                                                                              Your address as on file with the Company’s

Human Resources Department at the time notice is given

17.                               MISCELLANEOUS.

(a)                                  The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.  Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b)                                  You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)                                  You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d)                                  This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)                                  All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

18.                               GOVERNING PLAN DOCUMENT.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

19.                               SEVERABILITY.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

20.                               EFFECT ON OTHER EMPLOYEE BENEFIT PLANS.  The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

21.                               CHOICE OF LAW.  The interpretation, performance and enforcement of this Agreement will be governed by the law of the state of California without regard to such state’s conflicts of laws rules.

22.                               AMENDMENT.  This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

* * * * *

This Restricted Stock Unit Award Agreement shall be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Restricted Stock Unit Award Grant Notice to which it is attached.